Exhibit 99.1
Ferrellgas, Inc. and Subsidiaries
Consolidated Balance Sheet as of July 31, 1999, and Independent
Auditors' Report

                             INDEX TO BALANCE SHEET

                                                                           Page


         Independent Auditors' Report.........................................3

         Consolidated Balance Sheet - July 31, 1999...........................4

         Notes to Consolidated Balance Sheet..................................5

INDEPENDENT AUDITORS' REPORT

Board of Directors
Ferrellgas, Inc. and Subsidiaries
Liberty, Missouri

We have audited the accompanying consolidated balance sheet of Ferrellgas, Inc. and subsidiaries (the "Company") as of July 31, 1999. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet presents fairly, in all material respects, the financial position of the Company as of July 31, 1999, in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
Kansas City, Missouri
October 4, 1999

FERRELLGAS, INC. AND SUBSIDIARIES
(a wholly owned subsidiary of Ferrell Companies, Inc.)


CONSOLIDATED BALANCE SHEET
JULY 31, 1999
(in thousands, except share data)
--------------------------------------------------------------------------------

ASSETS

Current Assets:
  Cash and cash equivalents                                          $ 35,713
  Accounts and notes receivable (net of
    allowance for doubtful accounts of $1,296)                         58,380
  Inventories                                                          24,645
  Prepaid expenses and other current assets                             6,780
                                                                --------------
    Total Current Assets                                              125,518

Property, plant and equipment, net                                    477,494
Intangible assets, net                                                369,101
Other assets, net                                                       8,473
                                                                --------------
    Total Assets                                                     $980,586
                                                                ==============

LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities:
  Accounts payable                                                   $ 60,754
  Other current liabilities                                            48,443
  Short-term borrowings                                                20,486
                                                                --------------
    Total Current Liabilities                                         129,683

Long-term debt                                                        583,840
Deferred income taxes                                                   2,150
Other liabilities                                                      12,144
Contingencies and commitments (Note F)                                      -
Minority interest                                                           -
Parent investment in subsidiary                                       269,069

Stockholder's Equity:
  Common stock, one dollar par value;
   10,000 shares authorized; 990 shares issued                              1
  Additional paid-in-capital                                           13,288
  Note receivable from parent                                       (148,286)
  Retained earnings                                                   119,502
  Accumulated other comprehensive income                                (805)
                                                                --------------
    Total Stockholder's Equity                                       (16,300)
                                                                --------------
    Total Liabilities and Stockholder's Equity                       $980,586
                                                                ==============

See notes to consolidated balance sheet.

                                       -4-

                        FERRELLGAS, INC. AND SUBSIDIARIES
             (a wholly owned subsidiary of Ferrell Companies, Inc.)

                       NOTES TO CONSOLIDATED BALANCE SHEET

A.  Basis of Presentation

     The accompanying consolidated balance sheet and related notes present the consolidated financial position of Ferrellgas, Inc.
     (the "Company"), its subsidiaries and its partnership interest in Ferrellgas Partners, L.P and subsidiaries. The Company is a wholly-owned subsidiary of Ferrell Companies, Inc. ("Ferrell" or "Parent").

     On July 5, 1994, Ferrellgas Partners, L.P. (the "Partnership" or "MLP") completed an initial public offering of 13,100,000 Common Units representing limited partner interests (the "Common Units") at $21 per Common Unit. As of the date of the offering, the 13,100,000 Common Units represented a 41.8% limited partner interest in the Partnership. Ferrellgas Partners, L.P. was formed April 19, 1994, owning a 99% limited partner interest in Ferrellgas, L.P. (the "Operating Partnership" or "OLP"). Ferrellgas Partners, L.P. was formed to acquire and hold a limited partner interest in the Operating Partnership. The Operating Partnership was formed to own and operate the propane business and substantially all of the assets of the Company. Both are Delaware limited partnerships, and are collectively known as the Partnership.

     Concurrent with the closing of the offering, the Company contributed all of its propane business and assets to the Partnership in exchange for 1,000,000 Common Units, 16,593,721 Subordinated Units and Incentive Distribution Rights representing a 56.2% limited partner interest in the Partnership as well as a 2% general partner interest in the Partnership and the Operating Partnership on a combined basis. Effective August 1, 1999, the Subordinated Units converted to Common Units because certain financial tests, among others, were satisfied by the Partnership for each of the three consecutive four quarter periods ending on July 31, 1999.

     In July 1998, the Company transferred its entire limited partnership ownership of the MLP to Ferrell. Also during July 1998, 100% of the outstanding common stock of Ferrell was purchased from Mr. James E. Ferrell and his family by a newly established leveraged employee stock ownership trust (the "ESOT") established pursuant to the Ferrell Companies, Inc. Employee Stock Ownership Plan (the "ESOP"). The purpose of the ESOP is to provide employees of the Company an opportunity for ownership in Ferrell and indirectly in the Partnership. As contributions are made by Ferrell to the ESOP in the future, shares of Ferrell are allocated to employees' ESOP accounts. As a result of these transactions, the Parent no longer intends to repay its intercompany note with the Company. The Note Receivable from Parent is therefore reported in Stockholder's Equity as of July 31, 1999.

     As a result of the 100% change in ownership of Ferrell, effective July 17, 1998, the Company established a new basis in the net assets of the Company based on the purchase price paid by the ESOT for the common stock of its parent, Ferrell. The new basis in the equity of the Company was established at $10,000,000 which resulted in an increase in the basis of property, plant and equipment of $73,692,000 and goodwill of $198,620,000. Amortization on the goodwill related to the purchase price allocation is calculated using the straight-line method based on an estimated useful life of forty years.

B.  Summary of Significant Accounting Policies

    (1) Nature of operations: The Company's operations are limited to those activities associated with the Partnership. The Partnership is engaged primarily in the sale, distribution, marketing and trading of propane and other natural gas liquids throughout the United States. The retail market is seasonal because propane is used primarily for heating in residential and commercial buildings. The Partnership serves more than 800,000 residential, industrial/commercial and agricultural customers.

    (2) Accounting estimates: The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from these estimates. Significant estimates impacting the balance sheet include reserves that have been established for product liability and other claims.

    (3) Principles of consolidation: The consolidated balance sheet includes the accounts of the Company, its subsidiaries and the Partnership. The minority interest is comprised of a 43% limited partner interest, that is owned publicly. The 57% limited partner interest owned by Ferrell is reflected as "Parent investment in subsidiary" in the accompanying financial statements. All material intercompany profits, transactions and balances have been eliminated.

    (4) Cash and cash equivalents: The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

    (5) Inventories: Inventories are stated at the lower of cost or market using average cost and actual cost methods.

    (6) Property, plant and equipment and intangible assets: Property, plant and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance and routine repairs are expensed as incurred. Depreciation is calculated using the straight-line method based on the estimated useful lives of the assets ranging from two to thirty years. Intangible assets, consisting primarily of customer location values, goodwill, and non-compete notes, are stated at cost, net of amortization calculated using the straight-line method over periods ranging from 5 to 40 years. Accumulated amortization of intangible assets totaled $145,937,000 as of July 31, 1999. The Company, using its best estimates based on reasonable and supportable assumptions and projections, reviews for impairment of long-lived assets and certain identifiable intangibles to be held and used whenever events or changes in circumstances indicate that the carrying amount of its assets might not be recoverable and has concluded no financial statement adjustment is required.

    (7) Accounting for derivative commodity contracts: The Partnership enters into commodity forward and futures purchase/sale agreements and commodity options involving propane and related products which are used for trading and risk management purposes in connection with its trading activities. To the extent such contracts are entered into at fixed prices and thereby subject the Partnership to market risk, the contracts are accounted for using the fair value method. Under the fair value method, derivatives are carried on the balance sheet at fair value with changes in that value recognized in earnings.

(8) Income taxes: For the tax years ending prior to July 31, 1999, the Company filed consolidated Federal income tax returns with its parent and affiliates. Income taxes are computed as though each company filed its own income tax return in accordance with the Company's tax sharing agreement. Deferred income taxes are provided as a result of temporary differences between financial and tax reporting as described in Note E, using the asset/liability method. See Note E for the accounting treatment for deferred income taxes subsequent to the Subchapter S Corporation election that was made by Ferrell for the tax year ended July 31, 1999.

    (9) Unit and stock-based compensation: The Company accounts for its Unit Option Plan and the Ferrell Companies Incentive Compensation Plan under the provisions of Accounting Principles Board ("APB") No. 25, "Accounting for Stock Issued to Employees".

    (10) Segment information: In fiscal 1999, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 131 establishes standards for reporting information about operating segments as well as related disclosures about products and services, geographic areas, and major customers. In determining the
    Company's reportable segments under the provisions of SFAS No. 131, the Company examined the way it organizes its business internally for making operating decisions and assessing business performance. Based on this examination, the Company has determined that it has a single reportable operating segment which engages in the distribution of propane and related equipment and supplies. No single customer represents 10% or more of consolidated revenues. In addition, nearly all of the Company's revenues are derived from sources within the U.S. and all of its long-lived assets are located in the U.S.

    (11) Adoption of new accounting standards: In fiscal 1999, the Company adopted SFAS No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). The Company implemented SFAS No. 130 by introducing a new balance sheet item "accumulated other comprehensive income" to reflect the cumulative activity for other comprehensive income. The Financial Standards Accounting Board recently issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133", is required to be adopted by the Company beginning in the first quarter of fiscal 2001. The
    Company is currently assessing its impact on the Company's financial position.


C.  Supplemental Balance Sheet Information

    Inventories consist of:

       (in thousands)
       Liquefied propane gas and related products                                           $15,480
       Appliances, parts and supplies                                                         9,165
                                                                                      --------------

                                                                                            $24,645
                                                                                      ==============



       In addition to inventories on hand, the Partnership enters into contracts to buy product for supply purposes. Nearly all such contracts have terms of less than one year and most call for payment based on market prices at the date of delivery. All fixed price contracts have terms of less than one year. As of July 31, 1999, in addition to the inventory on hand, the Partnership had committed to purchase approximately 59,280,000 gallons at a fixed price for its estimated future retail propane sales.


    Property, plant and equipment consist of:

       (in thousands)
       Land and improvements                                                                $32,776
       Buildings and improvements                                                            43,577
       Vehicles                                                                              50,897
       Furniture and fixtures                                                                28,626
       Bulk equipment and district facilities                                                71,693
       Tanks and customer equipment                                                         496,378
        Other                                                                                 4,369
                                                                                       -------------
                                                                                            728,316
       Less:  accumulated depreciation                                                      250,822
                                                                                       -------------

                                                                                           $477,494
                                                                                       =============




    Other current liabilities consist of:

       (in thousands)
       Accrued insurance                                                                      $4,300
       Accrued interest                                                                       15,065
       Accrued payroll                                                                        11,821
       Other                                                                                  17,257
                                                                                       --------------

                                                                                             $48,443
                                                                                       ==============



D.   Long-Term Debt

     Long-term debt consists of:

    (in thousands)
    Senior Notes
      Fixed rate, 7.16% due 2005-2013 (1)                                                $350,000
      Fixed rate, 9.375%, due 2006 (2)                                                    160,000

    Credit Agreement
      Revolving credit loans, 6.0% weighted average interest
        rate, due 2001 (3) (4)                                                             58,314

    Notes payable, 7.3% weighted average interest rate,
      due 1999 to 2007 (5)                                                                 18,154
                                                                                     -------------
                                                                                          586,468
    Less:  current portion                                                                  2,628
                                                                                     -------------

                                                                                         $583,840
                                                                                     =============

                                                                  -8-



    (1) The new OLP fixed rate Senior Notes ("New Senior Notes"), issued in August 1998, are general unsecured obligations of the OLP and rank on an equal basis in right of payment with all senior indebtedness of the OLP and senior to all subordinated indebtedness of the OLP. The outstanding principal amount of the Series A, B, C, D and E Notes shall be due on August 1, 2005, 2006, 2008, 2010, and 2013, respectively. In general, the Notes may not be prepaid prior to maturity at the option of the Partnership.


    (2) The MLP fixed rate Senior Secured Notes, issued in April 1996, will be redeemable at the option of the MLP, in whole or in part, at any time on or after June 15, 2001. The notes are secured by the MLP's partnership interest in the OLP. The Senior Secured Notes bear interest from the date of issuance, payable semi-annually in arrears on June 15 and December 15 of each year. Due to a change of control in the ownership of the Company on July 17, 1998, as a result of the ESOP transaction as described in Note A, the MLP was required, pursuant to the MLP fixed rate Senior Secured Note Indenture, to offer to purchase the outstanding MLP fixed rate Senior Secured Notes at a price of 101% of the principal amount thereof plus accrued and unpaid interest. The offer to purchase was made on July 27, 1998 and expired August 26,1998. Upon the expiration of the offer, the MLP accepted for purchase $65,000 of the notes which were all of the notes tendered pursuant to the offer.
              The MLP assigned its right to purchase the notes to a third party, thus the notes remain outstanding.


    (3) At July 31, 1999, the unsecured $145,000,000 Credit Facility (the "Credit Facility"), expiring July 2001, consisted of a $50,000,000 unsecured working capital and general corporate facility including a letter of credit facility, a $55,000,000 unsecured general corporate and acquisition facility and a $40,000,000 revolving working capital facility, which is subject to an annual reduction in outstanding balances to zero for thirty consecutive days. All borrowings under the Credit Facility bear interest at either LIBOR plus an applicable margin varying from 0.425% to 1.375% or the bank's base rate, depending on the nature of the borrowing. The bank's base rate at July 31, 1999 was 8.0%. To offset the variable rate characteristic of the Credit Facility, the OLP entered into a interest rate collar agreement, expiring December 2001, with a major bank limiting the floating rate portion of LIBOR-based loan interest rates on a notional amount of $25,000,000 to between 5.05% and 6.5%.

    (4) The OLP entered into a credit facility agreement on April 30, 1999. This new facility ("Additional Credit Facility") provides for a $38,000,000 unsecured facility for acquisitions, capital expenditures and general corporate purposes. The outstanding Additional Credit Facility balance at April 29, 2000, may be converted to a term loan and will be due and payable in full July 2, 2001. There was not an outstanding balance on this facility at July 31, 1999.

    (5) The notes payable are secured by approximately $2,893,000 of property and equipment at July 31, 1999.


     At July 31, 1999, $20,486,000 of short-term borrowings were outstanding under the revolving line of credit and letters of credit outstanding, used primarily to secure obligations under certain insurance arrangements, totaled $32,178,000.

     The Senior Secured Notes, the New Senior Notes, the Credit Facility and Additional Credit Facility Agreements contain various restrictive covenants applicable to the MLP and OLP and its subsidiaries, the most restrictive relating to additional indebtedness, sale and disposition of assets, and transactions with affiliates. In addition, the Partnership is prohibited from making cash distributions of the Minimum Quarterly Distribution if a default or event of default exists or would exist upon making such distribution, or if the Partnership fails to meet certain coverage tests. The Partnership is in compliance with all requirements, tests, limitations and covenants related to the Senior Secured Note Indenture, the New Senior
     Note Indenture, Credit Facility and Additional Credit Facility agreements. The New Senior Notes and the credit facility agreements have similar restrictive covenants to the Senior Note Indenture and Credit Facility agreement that were replaced.


     The annual principal payments on long-term debt for each of the next five fiscal years are $2,628,000 in 2000, $3,808,000 in 2001, $1,755,000 in 2002,
$1,891,000 in 2003 and $2,031,000 in 2004.


E.   Income Taxes


     The significant components of the net deferred tax liability included in the Consolidated Balance Sheet are as follows:


      (in thousands):
      Deferred tax liabilities:
          Partnership basis difference                                                  $(2,260)

      Deferred tax assets:
          Operating loss and credit carryforwards                                           110
                                                                                    -------------
      Net deferred tax liability                                                        $(2,150)
                                                                                    =============

     In connection with the public offering described in Note A, the Company's tax basis in the assets and liabilities contributed became its tax basis in the units received. Partnership basis differences are primarily attributable to differences in the tax and book basis of fixed assets and amortizable intangibles.

     For Federal income tax purposes, the Company has net operating loss carryforwards of approximately $105,000,000 at July 31, 1999 available to offset future taxable income. These net operating loss carryforwards expire at various dates through 2011.

     The Company's parent, Ferrell, elected Subchapter S status for federal income tax purposes, effective August 1, 1998. In conjunction with this election, Ferrell elected to treat the Company as a qualified Subchapter S subsidiary. For federal income tax purposes, the Company was deemed liquidated into the parent on July 31, 1998. As a result of these elections, Ferrell and its subsidiaries will no longer be liable for federal income tax; however, they may be liable for tax in states that do not recognize Subchapter S status. Thus, the deferred tax liability balance relating to federal income tax was eliminated during fiscal 1999.

     The Company is potentially subject to the built-in gains tax, which could be incurred on the sale of assets owned as of August 1, 1998, that have a fair market value in excess of their tax basis as of that date. However, the Company anticipates that it can avoid incurring any built-in gains tax liability through utilization of its net operating loss carryovers and tax planning relating to the retention/ disposition of assets owned as of August 1, 1998. In the event that the built-in gains tax is not incurred, the Company may not utilize the net operating loss carryforwards.


F.   Contingencies and Commitments

     The Company is threatened with or named as a defendant in various lawsuits which, among other items, claim damages for product liability. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that there are no known claims or known contingent claims that are likely to have a material adverse effect on the financial condition of the Company.

     Certain property and equipment is leased under non-cancelable operating leases that require fixed monthly rental payments which expire at various dates through 2018. Future minimum lease commitments for such leases are $15,846,000 in 2000, $13,094,000 in 2001, $9,931,000 in 2002, $5,229,000 in
     2003, $1,563,000 in 2004 and $2,161,000 thereafter.


G.   Employee Benefits

     On July 17, 1998, Ferrell formed an Employee Stock Ownership Plan ("ESOP"). Ferrell makes contributions to the ESOT which causes a release of a portion of the shares of Ferrell owned by the ESOT to be allocated to employees' accounts over time. The allocation of Ferrell shares to employee accounts causes a non-cash compensation charge to be incurred by Ferrell equivalent to the fair value of such shares allocated.

     The Company and its parent have a defined contribution profit-sharing plan which covers substantially all employees with more than one year of service. Contributions are made to the plan at the discretion of Ferrell's Board of Directors. With the establishment of the ESOP in July 1998, the Board of Directors suspended future contributions to the profit sharing plan beginning with fiscal year 1998. The profit sharing plan, which qualifies under section 401(k) of the Internal Revenue Code, also provides for matching contributions under a cash or deferred arrangement based upon participant salaries and employee contributions to the plan.


H. Unit Options of the Partnership and Stock Options of Ferrell Companies, Inc.

     The Ferrellgas, Inc. Unit Option Plan (the "Unit Option Plan") currently authorizes the issuance of options (the "Unit Options") covering up to 850,000 of the MLP's units to certain officers and employees of the Company. Effective August 1, 1999, with the conversion of the Subordinated Units, the units covered by the options are Common Units. The Unit Options are exercisable beginning after July 31, 1999, at exercise prices ranging from $16.80 to $21.67 per unit, which is an estimate of the fair market value of the Subordinated Units at the time of the grant. The options vest immediately or over a one to five year period, and expire on the tenth anniversary of the date of the grant.

                                                                                             Number of
                                                                                               Units
                                                                                           ---------------
          Outstanding, July 31, 1999                                                          781,025
                                                                                           ---------------
          Options exercisable, July 31, 1999                                                     0
                                                                                           ---------------



                                                                         Options Outstanding at July 31, 1999
                                                                   -------------------------------------------------
          Range of option prices at end of year                                     $16.80-$21.67
          Weighted average remaining contractual life                                 6.9 years



     The Ferrell Companies, Inc. nonqualified stock option plan (the "NQP") was established by Ferrell to allow upper middle and senior level managers of the General Partner to participate in the equity growth of Ferrell and, indirectly in the equity growth of the Partnership. The Ferrell NQP stock options vest ratably in 5% to 10% increments over 12 years or 100% upon a change of control, death, disability or retirement of the participant. Vested options are exercisable in increments based on the timing of the payoff of Ferrell debt, but in no event later than 20 years from the date of issuance.


I.   Transactions with Related Parties

     The Company has two notes receivable from Ferrell on an unsecured basis. These notes are due on demand. Because Ferrell no longer intends to repay the notes, the Company did not accrue interest income in fiscal 1999. The balance outstanding on these notes at July 31, 1999 was $148,286,000. As discussed in Note A, the Note Receivable from Parent is reported in Stockholder's Equity as of July 31, 1998.


J. Disclosures About Off Balance Sheet Risk and Fair Value of Financial Instruments

     The carrying amount of current financial instruments approximates fair value because of the short maturity of the instruments. The estimated fair value of the Company's long-term debt was $568,459,000 as of July 31, 1999. The fair value is estimated based on quoted market prices.

     Interest  Rate Collar  Agreements.  The Company  has entered  into  various interest  rate  collar  agreements  involving  the  exchange  of fixed  and floating interest payment obligations without the exchange of the underlying principal amounts. At July 31, 1999, the total notional principal amount of these agreements was $25,000,000 and the fair value of these agreements was immaterial to the financial position of the Company. The counterparties to these agreements are large financial institutions. The interest rate collar agreements subject the Company to financial risk that will vary during the life of these agreements in relation to market interest rates. The mark to market adjustment applicable to the portion of the notional amount in excess of variable rate indebtedness at July 31, 1999 was not material to the financial position of the Company.

     Option Commodity Contracts. The Company is a party to certain option contracts, involving various energy commodities, for risk management purposes in connection with its trading activities. Such contracts do not meet the criteria for classification as hedge transactions. Contracts are executed with private counterparties and to a lesser extent on national mercantile exchanges.
     Open contract positions are summarized below.

     Forward, Futures and Swaps Commodity Contracts. The Company is a party to certain forward, futures and swaps contracts for trading purposes. Such contracts do not meet the criteria for classification as a hedge transaction. Such contracts permit settlement by delivery of the commodity. Open contract positions are summarized below (assets are defined as purchases or long positions and liabilities are sales or short positions).

                                  As of July 31
                  (In thousands, except price per gallon data)

                     Derivative Commodity Instruments Held for
                            Purposes Other than Trading                        Instruments Held for
                                                                                 Trading Purposes
                                     (Options)                            (Forwards, Futures and Swaps)

                           Asset                 Liab.                   Asset                 Liab.
                    --------------------- ---------------------    ------------------- ----------------------

 Volume (gallons)          3,245                (22,648)               2,814,698            (2,720,295)

 Price ((cent)/gal)        23-39                 27-55                   19-49                 19-49

 Maturity                  8/99-                 8/99-                   8/99-                 8/99-
 Dates                     3/00                  3/00                   12/01                 12/01

 Contract Amounts
 ($)                       10,775               (13,973)               1,232,209            (1,215,341)

 Fair Value ($)            10,941               (15,850)               1,337,924            (1,318,526)

 Unrealized gain
 (loss) ($)                 166                 (1,877)                 105,715              (103,185)

    Risks related to these contracts arise from the possible inability of counterparties to meet the terms of their contracts and changes in underlying product prices. The Company attempts to minimize market risk through the enforcement of its trading policies, which include total inventory limits and loss limits, and attempts to minimize credit risk through application of its credit policies.


K.  Business Combinations

     During the year ended July 31, 1999, the Company made acquisitions of 11 businesses valued at $50,049,000. This amount was funded by $43,838,000 cash payments, $199,000 in Common Units and non-cash transactions totaling $6,012,000 in the issuance of non-compete notes and other costs and consideration.